Exhibit 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER SUCH ACT AND LAWS.

SECURED SUBORDINATED PROMISSORY NOTE

$2,917,324.70	Dated: March 10, 2004

FOR VALUE RECEIVED, AKRION LLC, a Delaware limited liability company (“Maker”), promises to pay to Sunrise Capital Partners, L.P. (“Payee”) the principal sum of Two Million Nine Hundred Seventeen Thousand Three Hundred Twenty-Four and 70/100 Dollars ($2,917,324.70), lawful money of the United States of America, together with interest accrued thereon, at the rate and on the terms hereinafter set forth.

1. Payment of Interest and Principal.

(a) Payment of Interest. Interest on the unpaid principal amount of this Note from time to time outstanding shall accrue at a rate equal to LIBOR plus the Applicable Margin, computed on the basis of a 365-day year for the actual number of days elapsed. LIBOR, determined as provided in the following sentence, shall initially be set as of March 10, 2004 and shall be reset thereafter on each September 10 and March 10, or if such day is not a business day, on the next succeeding business day (each such day, a “Rate Determination Date”). For purposes of this Note, (i) “LIBOR” shall mean the six-month London Interbank Offer Rate set forth in the New York edition of The Wall Street Journal under the “Money Rates” section (or its successor section) for “London Interbank Offer Rates” on the relevant Rate Determination Date and (ii) the “Applicable Margin” shall be as follows: (A) until March 10, 2005 (the “First Anniversary Date”), 1.5%; and (B) beginning on the First Anniversary Date, the Applicable Margin shall increase by 1% every six months, until all amounts due with respect to this Note have been paid in full. Interest shall be payable semi-annually in arrears on each Rate Determination Date, beginning with September 10, 2004. All interest accrued through the First Anniversary Date shall be payable by adding such accrued interest to the principal amount outstanding under this Note. Thereafter, all accrued interest shall be payable in cash or, upon the written request of Payee, by adding such accrued interest to the principal amount outstanding under this Note. Notwithstanding anything to the contrary contained herein, the effective rate of interest hereunder shall not exceed the maximum effective rate of interest permitted by applicable law.

(b) Payment of Principal. The unpaid principal balance of this Note shall be due and payable on March 10, 2007 or, if earlier, upon the consummation of a Liquidity Event. A “Liquidity Event” means any of the following: (i) an underwritten offering by Maker of any of its equity securities; (ii) a merger of Maker into or with another person or any sale or transfer of the equity interests of Maker in any such case in which the equity holders of Maker immediately prior to such transaction possess less than 50% of Maker’s or the surviving entity’s issued and outstanding equity interests immediately after such transaction, or (iii) the sale by Maker of all or substantially all of its assets.

(c) Prepayment. Maker shall have the right to prepay at any time and from time to time, without penalty or premium, all or any portion of the outstanding principal of this Note. Maker shall use reasonable efforts to complete an equity or debt financing prior to the First Anniversary Date to permit Maker to prepay this Note in its entirety. All prepayments of this Note shall be applied first to accrued interest and second to unpaid principal.

(d) Place of Payment. Maker shall make all payments to Payee at the address of Payee as set forth in Section 10 hereof or to such other place or places as Payee, from time to time, shall designate in writing to Maker.

2. Security Interest. As security for the prompt payment when due of all amounts pursuant to this Note and any renewals, extensions or modifications thereof, Maker hereby grants to Payee, a security interest in all of Maker’s assets, including all of Maker’s furnishings, machinery, chattel paper, equipment, instruments, documents, investment property, general intangibles, including without limitation all of Maker’s intellectual property, deposit accounts and all money, and all property now or at any time in the future in Payee’s possession, all inventory, payment intangibles, letter-of-credit rights, supporting obligations, accounts, accounts receivable, goods (as such terms may be defined in the UCC), and all replacements, accessions, substitutions and proceeds of the foregoing, including but not limited to, insurance proceeds and claims against third parties, all products and all books and records related to any of the foregoing (collectively, as the “Collateral”). Maker agrees to execute and cooperate fully in the filing of UCC-1 Financing Statements and any other filings evidencing the security interest in the Collateral granted herein to Payee, in such jurisdictions, as Payee shall specify.

“UCC” means the Uniform Commercial Code of the State of Delaware, as amended from time to time; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral granted by this Note is covered by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, then the term UCC shall include the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Note relating to such perfection or effect of perfection or non-perfection.

3. Covenants. Maker hereby covenants and agrees that it shall: (a) promptly notify Payee in writing of any change in the location of the Collateral; and (b) execute upon demand by Payee any financing statements or other documents which Payee may deem necessary to perfect or maintain perfection of the security interest created in this Note and pay upon demand by Payee the costs of any such filing.

4. Events of Default; Remedies.

(a) Events of Default. The following shall constitute events of default (“Events of Default”):

(i) Maker fails to pay when due any principal due hereunder.

(ii) Maker fails to pay when due any installment of interest hereunder or any other payment due hereunder and such failure continues for a period of five days.

(iii) The failure of Maker to observe or perform any term, condition, agreement, covenant or provision contained herein, and the continued failure of Maker to observe or perform such term, condition, agreement, covenant or provision for ten days after Payee gives notice to Maker thereof.

(iv) The occurrence of any of the following events with respect to Maker: (A) the suspension or discontinuation of business; (B) the making of an assignment for the benefit of creditors; (C) the appointment of a receiver or trustee for all or any substantial portion of Maker’s assets; (D) the admission in writing of its inability to pay debts when due; (E) any court or governmental officer or agency shall take possession of any substantial part of Maker’s property; or (F) the commencement of proceedings in bankruptcy or any other proceedings for arrangement or reorganization of Maker’s debts under any state or federal law, whether instituted by or against it (provided, however, if proceedings are commenced against Maker, there shall be not an Event of Default unless Maker shall have failed to obtain dismissal of the proceedings within 30 days of their commencement).

(v) There exists a default or an event that, with the giving of notice, would constitute a default, under any other indebtedness of Maker for borrowed money, including without limitation that certain Loan and Security Agreement dated February 11, 2004 between Maker and Silicon Valley Bank.

(vi) The concealment or removal of any part of Maker’s property with the intent to hinder, delay or defraud its creditors or any of them or the making or sufferance of any transfer of their property which is fraudulent under any bankruptcy, fraudulent conveyance or similar federal or state law.

(b) Remedies. After the occurrence of an Event of Default as described in Sections 3(a)(i)-(iii) or 3(a)(v)-(vi) above which is continuing, Payee shall have the right, by written notice to Maker, to declare the entire principal amount of this Note together with all accrued but unpaid interest immediately due and payable. Upon the occurrence of an Event of Default as described in Section 3(a)(iv) above and without further notice to Maker, the unpaid principal amount and the accrued interest hereunder shall become immediately due and payable without presentment, notice of nonpayment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Maker. Upon any such occurrence, Payee may immediately and without demand exercise or cause to be exercised any rights and remedies provided in this Note or which may be available to Payee at law, in equity, by statute, or otherwise, without further stay, any law, usage or custom to the contrary notwithstanding. Furthermore, and without limiting the foregoing, in any such event Payee shall have all rights of a secured party under the Uniform Commercial Code as adopted and in effect in the State of Delaware from time to time (the “Code”) with respect to the Collateral. If the entire unpaid balance and interest shall, as a result of the preceding sentences, be immediately due and payable, the unpaid balance of principal and interest shall accrue interest thereafter at a rate of 12% per annum, and all other sums due from Maker shall also be immediately due and payable.

5. CONFESSION OF JUDGMENT. MAKER HEREBY EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR

FOR MAKER AND TO CONFESS JUDGMENT AS OFTEN AS NECESSARY AGAINST MAKER IN FAVOR OF PAYEE OR ANY OTHER NOTEHOLDER, AT ANY TIME AND AS OF ANY TERM, FOR THE ABOVE SUM PLUS INTEREST DUE UNDER THE TERMS HEREOF AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF LEGAL PROCEEDINGS AND AN ATTORNEY’S COMMISSION EQUAL TO THE LESSER OF (A) 20% OF THE ABOVE SUM AND INTEREST THEN DUE HEREUNDER OR (B) $500. MAKER WAIVES ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION.

6. Rights Cumulative; Costs. The remedies of Payee as provided in this Note shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion for their exercise shall occur. The remedies set forth herein shall be in addition to, and not in lieu of, any other additional rights or remedies Payee may have at law or in equity. Payee may recover all costs of suit and other expenses incurred by Payee (including reasonable attorneys’ fees) in connection with the collection of any sums due hereunder.

7. No Waiver of Rights. The acceptance of a past due payment or a partial payment shall not cause or operate as a waiver of any obligation of Maker to make any and all payments as and when due. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

8. Waiver of Notice, Etc. Maker hereby waives presentment, demand, protest, notice of protest, dishonor and all other notices or requirements of any kind.

9. Controlling Law. This Note and all questions relating to its validity, interpretation or performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any conflict of law provision.

10. Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified; (b) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one business day after deposit with a nationally recognized overnight courier specifying next day delivery. All communications shall be sent as follows (or to such other address as Maker or Payee may designate in a notice delivered in accordance with this Section 10):

If to Maker:

Akrion LLC

6330 Hedgewood Drive

No. 150

Allentown, PA 18106

Attn: President

If to Payee:

Sunrise Capital Partners, L.P.

685 Third Avenue

15th Floor

New York, NY 10017

Attention:

11. Binding Nature of Note. This Note shall be binding upon Maker, and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns.

12. Modification. This Note may not be modified or amended other than by an agreement in writing signed by Maker and Payee.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused its duly authorized representative to execute and deliver this Note on the date first written above.

AKRION LLC

By:	/s/ Dennis Fiore
Name:	Dennis Fiore
Title:	Chief Financial Officer

ALLONGE TO SECURED SUBORDINATED PROMISSORY NOTE

THIS ALLONGE TO SECURED SUBORDINATED PROMISSORY NOTE (“Allonge”) is made as of January 7, 2005 by and between Akrion, Inc., a Delaware corporation (“Maker”) and Sunrise Capital Partners, L.P., a Delaware limited partnership (“Payee”).

WHEREAS, on March 10, 2004, Maker executed and delivered to the order of Payee a Secured Subordinated Promissory Note (the “Note”) in the principal amount of $2,917,324.70; and

WHEREAS, in connection with Payee’s advancing additional funds to Maker, Maker and Payee desire to amend the Note to modify the rate at which interest accrues thereon from and after December 15, 2004 and upon an event default.

NOW, THEREFORE, in consideration of the mutual benefits inuring to Maker and Payee, and intending to be legally bound hereby, the parties agree as follows:

1. Interest Rate. Paragraph 1(a) of the Note is hereby amended to read in its entirety as follows:

(a) (i) Accrual of Interest Prior to December 15, 2004. Prior to December 15, 2004, interest on the unpaid principal amount of this Note from time to time outstanding shall accrue at a rate equal to LIBOR plus 1.5%, computed on the basis of a 365-day year for the actual number of days elapsed. LIBOR, determined as provided in the following sentence, shall initially be set as of March 10, 2004 and shall be reset thereafter on September 10, 2004 (each such date, the “LIBOR Date”). For purposes of this Note, “LIBOR” shall mean the six-month London Interbank Offer Rate set forth in the New York edition of The Wall Street Journal under the “Money Rates” section (or its successor section) for “London Interbank Offer Rates” on the relevant LIBOR Date.

(a) (ii) Accrual and Payment of Interest From and After December 15, 2004. Beginning as of December 15, 2004, interest on the unpaid principal amount from time to time outstanding under this Note shall accrue at a rate equal to the “Prime Rate” (as hereinafter defined) plus the “Applicable Margin” (as hereinafter defined), computed on the basis of a 365-day year for the actual number of days elapsed. The Prime Rate shall initially be set as of December 15, 2004 and shall be reset thereafter on each June 15 and December 15, or if such day is not a business day, on the next succeeding business day (each such day, a “Rate Determination Date”). For purposes of this Note, (i) the “Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. or, if not available, another major money center bank in New York City selected by Payee in its sole discretion, as its prime rate in effect (said prime rate not being intended to be the lowest rate of interest charged by the referenced bank in connection with extensions of credit), or if such rate is not available, by a reasonable alternative means of determining the rate of interest selected by Payee in its good faith business judgment; and (ii) the “Applicable Margin” shall be as follows: (A) until December 15, 2005, 6.5%, and (B) on December 15, 2005, the Applicable Margin shall increase by 1% to 7.5% and shall thereafter increase by an additional 1% every June 15 and December 15 thereafter, until all amounts due with respect to this Note have been paid in full. Interest shall be payable semi-annually in arrears on each March 10 and September 10, beginning on March 10, 2005. All interest accrued through March 10, 2005, including interest accrued prior to December 15, 2004, shall be payable by adding such accrued interest to the principal amount outstanding under this Note. Thereafter, all accrued interest shall be payable in cash or, upon the written request of Payee, by adding such accrued interest to the principal amount outstanding under this Note. Notwithstanding anything to the contrary contained herein, the effective rate of interest hereunder shall not exceed the maximum effective rate of interest permitted by applicable law.

2. Interest Rate Upon Default. The last sentence of Paragraph 5(b) of the Note is hereby deleted and replaced in its entirety as follows:

If the entire unpaid balance and interest shall, as a result of the preceding sentences, be immediately due and payable, the unpaid balance of principal and interest shall accrue interest thereafter at an annual rate equal to the rate of interest then in effect under Section 1(a) above plus 4%, and all other sums due from Maker shall also be immediately due and payable. In no event shall the rate of interest payable under this Note exceed the maximum rate of interest permitted to be charged under applicable law. If the rate of interest shall at any time exceed the maximum amount permitted under applicable law, then the rate of interest payable hereunder shall be reduced to the maximum permitted rate and any interest paid in excess of the permitted rate shall be refunded to Maker. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as Payee may determine.

3. Single Instrument; Ratification. Maker hereby authorizes Payee to affix this Allonge to the Note, whereupon it shall become part of the Note. Except as provided herein, the terms and provisions of the Note are in all other respects hereby ratified and confirmed and shall remain in full force and effect.

2

IN WITNESS WHEREOF, Maker has executed this Allonge as of the day and year first above written.

AKRION, INC.

By:	/s/ James Whittle
Name:	James Whittle
Title:	Chief Financial Officer

AGREED TO:

SUNRISE CAPITAL PARTNERS, L.P.

By:	/s/ Joseph Julian
Name:	Joseph Julian
Title:	Principal

3

SECOND ALLONGE TO SECURED SUBORDINATED PROMISSORY NOTE

THIS SECOND ALLONGE TO SECURED SUBORDINATED PROMISSORY NOTE (“Allonge”) is made as of December 31, 2006 by and between Akrion, Inc., a Delaware corporation (“Maker”), and Sunrise Capital Partners, L.P., a Delaware limited partnership (“Payee”).

WHEREAS, on March 10, 2004, Maker executed and delivered to the order of Payee a Secured Subordinated Promissory Note (the “Note”) in the principal amount of $2,917,324.70;

WHEREAS, on January 7, 2005, Maker executed and Payee agreed to an Allonge to Secured Subordinated Promissory Note (the “Original Allonge”); and

WHEREAS, Maker and Payee desire to amend the Note to modify the date of payment or principal and the manner in which interest accrues thereon.

NOW, THEREFORE, in consideration of the mutual benefits inuring to Maker and Payee, and intending to be legally bound hereby, the parties agree as follows:

1. Payment of Interest. Paragraph 1(a)(ii) of the Note, as modified by the Original Allonge, is hereby deleted and replaced in its entirety as follows:

“(a) (ii) Accrual and Payment of Interest From and After December 15. Beginning as of December 15, 2004, interest on the unpaid principal amount from time to time outstanding under this Note shall accrue at a rate equal to the “Prime Rate” (as hereinafter defined) plus the “Applicable Margin” (as hereinafter defined), computed on the basis of a 365-day year for the actual number of days elapsed. The Prime Rate shall initially be set as of December 15, 2004 and shall be reset thereafter on each June 15 and December 15, or if such day is not a business day, on the next succeeding business day (each such day, a “Rate Determination Date”). For purposes of this Note, (i) the “Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. or, if not available, another major money center bank in New York City selected by Payee in its sole discretion, as its prime rate in effect (said prime rate not being intended to be the lowest rate of interest charged by the referenced bank in connection with extensions of credit), or if such rate is not available, by a reasonable alternative means of determining the rate of interest selected by Payee in its good faith business judgment; and (ii) the “Applicable Margin” shall be as follows: (A) until December 15, 2005, 6.5%, and (B) on December 15, 2005, the Applicable Margin shall increase by 1% to 7.5% and shall thereafter increase by an additional 1% every June 15 and December 15 thereafter, until all amounts due with respect to this Note have been paid in full. Interest shall be payable semi-annually in arrears on each March 10 and September 10, beginning on March 10, 2005. All accrued interest shall be payable by adding such accrued interest to the principal amount outstanding under this Note or, upon the written request of Payee, in cash. Notwithstanding anything to the contrary contained herein, the effective rate of interest hereunder shall not exceed the maximum effective rate of interest permitted by applicable law.”

2. Payment of Principal. The first sentence of Paragraph 1(b) of the Note is hereby deleted and replaced in its entirety as follows:

“The unpaid principal balance of this Note shall be due and payable on the earlier to occur of (i) January 31, 2008 and (ii) the consummation of a Liquidity Event.”

3. Single Instrument; Ratification. Maker hereby authorizes Payee to affix this Allonge to the Note, whereupon it shall become part of the Note. Except as provided herein, the terms and provisions of the Note and Original Allonge are in all other respects hereby ratified and confirmed and shall remain in full force and effect.

2

IN WITNESS WHEREOF, Maker has executed this Allonge as of the day and year first above written.

AKRION, INC.

By:	/s/ James Whittle
Name:	James Whittle
Title:	Chief Financial Officer

AGREED TO:

SUNRISE CAPITAL PARTNERS, L.P.

By:	/s/ Joseph Julian
Name:	Joseph Julian
Title:	Principal

3

THIRD ALLONGE TO SECURED SUBORDINATED PROMISSORY NOTE

THIS THIRD ALLONGE TO SECURED SUBORDINATED PROMISSORY NOTE (“Third Allonge”) is made as of May 14, 2007 by and between Akrion, Inc., a Delaware corporation (“Maker”), and Sunrise Capital Partners, L.P., a Delaware limited partnership (“Payee”).

WHEREAS, on March 10, 2004, Maker executed and delivered to the order of Payee a Secured Subordinated Promissory Note (the “Note”) in the principal amount of $2,917,324.70;

WHEREAS, on January 7, 2005, Maker executed and Payee agreed to an Allonge to Secured Subordinated Promissory Note (the “Original Allonge”);

WHEREAS, on December 31, 2006, Maker executed and Payee agreed to a Second Allonge to Secured Subordinated Promissory Note to, among other things, amend the date on which the unpaid principal balance of the Note is due and payable (the “Second Allonge”); and

WHEREAS, Maker and Payee desire to amend the Note to modify the date of payment of principal.

NOW, THEREFORE, in consideration of the mutual benefits inuring to Maker and Payee, and intending to be legally bound hereby, the parties agree as follows:

1. Payment of Principal. The first sentence of Paragraph 1(b) of the Note is hereby deleted and replaced in its entirety as follows:

“The unpaid principal balance of this Note shall be due and payable on the earlier to occur of (i) July 20, 2008 and (ii) the consummation of a Liquidity Event.”

2. Single Instrument; Ratification. Maker hereby authorizes Payee to affix this Third Allonge to the Note, whereupon it shall become part of the Note. Except as provided herein, the terms and provisions of the Note, the Original Allonge and the Second Allonge are in all other respects hereby ratified and confirmed and shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, Maker has executed this Third Allonge as of the day and year first above written.

AKRION, INC.

By:	/s/ James Whittle
Name:	James Whittle
Title:	Chief Financial Officer

AGREED TO:

SUNRISE CAPITAL PARTNERS, L.P.

By:	/s/ Joseph Julian
Name:	Joseph Julian
Title:	Principal

2